Exhibit 99.3

EKSO BIONICS HOLDINGS, INC.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Introduction

On February 15, 2026, Ekso Bionics Holdings, Inc., a Nevada corporation (“Ekso” or the “Company”) entered into the Contribution and Exchange Agreement (the “Contribution and Exchange Agreement”), with APLD Intermediate HoldCo LLC, a Delaware limited liability company (“APLD Intermediate”), APLD ChronoScale HoldCo LLC, a Delaware limited liability company and a wholly owned subsidiary of APLD Intermediate (“Contributor”), each a wholly owned direct or indirect subsidiary of the Applied Digital Corporation (“Applied Parent”), and Applied Digital Cloud Corporation, a Nevada corporation, a wholly owned indirect subsidiary of Applied Parent and a direct subsidiary of Contributor (“Cloud”). Pursuant to the Contribution and Exchange Agreement, Contributor contributed all of its right, title and interest in and to 1,200 shares of the common stock of its wholly owned subsidiary, Cloud, constituting 100% of the issued and outstanding equity of Cloud, to Ekso in exchange for 138,216,820 newly issued shares (the “Exchanged Shares”) of common stock of Ekso, par value $0.001 per share (the “Common Stock”) (the “Business Combination”). On May 5, 2026, the Business Combination was consummated and Ekso changed its name to ChronoScale Corporation (“ChronoScale”).

In addition, on May 1, 2026, Applied Parent subscribed for and purchased, pursuant to a securities purchase agreement, $15.75 million of Common Stock in an offering (the “Applied Parent Equity Financing”) exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), at a price per share of Common Stock equal to the market price per share of the Common Stock, as described in the information statement the Company filed with the Securities and Exchange Commission (the “SEC”) on April 3, 2026 (the “Information Statement”).. The closing of the Applied Parent Equity Financing was conditioned upon all conditions to the closing of the Business Combination (the “Closing”) being satisfied or waived and the Business Combination occurring substantially concurrently with the Applied Parent Equity Financing, as well as certain other conditions. The Business Combination and the Applied Parent Equity Financing are referred to collectively in this Information Statement as “the Transactions.” Immediately following the consummation of the Transactions, based on the shares outstanding as of May 5, 2026, Ekso’s legacy securityholders collectively hold approximately 3% of ChronoScale’s outstanding shares of Common Stock, Contributor holds approximately 96% of ChronoScale’s outstanding shares of Common Stock and Applied Parent holds approximately 1% of ChronoScale’s outstanding shares of Common Stock, in each case, assuming full conversion of the outstanding (as of the Closing) shares of the Company’s Series B Preferred Stock and full vesting of outstanding director restricted stock units that vested upon the Closing in accordance with their terms. The Exchanged Shares and the shares of Common Stock issued in the Applied Parent Equity Financing were issued in a private placement transaction exempt from the registration requirements under the Securities Act.

The following unaudited pro forma condensed combined financial information (“unaudited pro forma financial information”) has been prepared based on the historical consolidated financial statements of Ekso and the historical combined financial statements of Cloud and Affiliates, as indicated below, after giving effect to the Transactions. The unaudited pro forma condensed combined balance sheet as of February 28, 2026 combines the historical unaudited consolidated balance sheet of Ekso as of March 31, 2026 and the historical unaudited combined balance sheet of Cloud and Affiliates as of February 28, 2026, as if the Transactions had occurred on February 28, 2026. The unaudited pro forma condensed combined statement of operations and comprehensive loss for the nine months ended February 28, 2026 combines the historical unaudited consolidated statement of operations and comprehensive loss of Ekso for the nine months ended March 31, 2026 (see note 2), with the historical unaudited combined statement of operations of Cloud and Affiliates for the nine months ended February 28, 2026, as if the Transactions had occurred on June 1, 2024. The unaudited pro forma condensed combined statement of operations and comprehensive loss for the twelve months ended May 31, 2025 combines the historical unaudited consolidated statement of operations and comprehensive loss of Ekso for the twelve months ended June 30, 2025 (see note 2), with the historical audited combined statement of operations of Cloud and Affiliates for the twelve months ended May 31, 2025, as if the Transactions had occurred on June 1, 2024.

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The unaudited pro forma financial information was prepared using and should be read in conjunction with:

●	the accompanying notes to the unaudited pro forma financial information;
●	the historical audited consolidated financial statements of Ekso as of and for the year ended December 31, 2025, included in Ekso’s Annual Report on Form 10-K filed with the SEC on February 23, 2026;
●	the historical unaudited consolidated balance sheet of Ekso as of March 31, 2026;
●	the historical audited combined financial statements of Cloud and Affiliates for the year ended May 31, 2025; and
●	the historical unaudited combined financial statements of Cloud and Affiliates for the nine months ended February 28, 2026.

The unaudited pro forma financial information is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized had the Transactions occurred on the dates indicated, nor is it indicative of future operating results or financial position of the combined company.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting, as further described in Note 2, with Cloud as the accounting acquirer of Ekso. Accordingly, consideration paid or exchanged by Cloud to complete the Business Combination has been allocated to assets, liabilities and noncontrolling interests of Ekso based on their estimated fair values with any excess allocated to goodwill. The acquisition method of accounting is dependent upon certain valuation assumptions, including those related to the preliminary purchase price allocation of the assets acquired, liabilities assumed and noncontrolling interests of Ekso. The actual purchase price allocation may vary based on final analysis of the fair value of the acquired assets, assumed liabilities, and noncontrolling interests, which is expected to be completed no later than 12 months after the date of completion of the Business Combination. These changes may result in material adjustments to the unaudited pro forma financial information.

The historical financial statements have been adjusted in the accompanying unaudited pro forma financial information to give effect to pro forma events that are applicable to business combination accounting as required under generally accepted accounting principles in the United States (“U.S. GAAP”). The unaudited pro forma adjustments are based upon currently available information, estimates and assumptions. The unaudited pro forma financial information is for informational purposes only, is not intended to represent or to be indicative of actual results of operations or financial position of ChronoScale had the Transactions been completed on the dates assumed, and should not be taken as indicative of future consolidated results of operations or financial position. The actual results may differ significantly from those reflected in the unaudited pro forma condensed combined statement of operations for a number of reasons, including, but not limited to, differences between the assumptions used to prepare the unaudited pro forma statements of operations and actual amounts. The unaudited pro forma financial information contained herein does not include integration costs or benefits from synergies that may result from the Transactions.

The unaudited pro forma financial information is presented for informational purposes only. The information has been prepared in accordance with Article 11 of Regulation S-X of the SEC as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” using the assumptions set forth in the notes to the unaudited pro forma financial information.

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UNAUDITED PRO FORMA CONDENSED COMBINED

BALANCE SHEET AS OF FEBRUARY 28, 2026

(in thousands)

	Cloud	Ekso	Financing Adjustments (Note 7)	Note Ref	Business Combination Adjustments (Note 5)	Note Ref	Pro Forma Combined
Assets
Current assets:
Cash	$107	$3,993	$15,000	7(a)	$-		$19,100
Accounts receivable	10,714	4,537	-		-		15,251
Inventories	-	4,649	-		-		4,649
Prepaid expenses and other current assets	559	874	-		-		1,433
Total current assets	11,380	14,053	15,000		-		40,433
Property and equipment, net	32,505	1,115	-		-		33,620
Operating lease right-of-use asset, net	76,959	343	-		-		77,302
Finance lease right-of-use asset, net	135,142	-	-		-		135,142
Intangible assets, net	-	3,418	-		6,382	5(b)	9,800
Goodwill	-	431	-		45,466	5(a)	45,897
Other assets	-	308	-		-		308
Total assets	$255,986	$19,668	$15,000		$51,848		$342,502
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,796	$2,109	$-		$-		$5,905
Accrued liabilities	3,814	1,723	-		2,049	5(d)	7,586
Current portion of operating lease liability	17,606	351	-		-		17,957
Current portion of finance lease liability	50,777	-	-		-		50,777
Current portion of debt	-	3,325	-		21		3,346
Deferred revenue	152	1,583	-		-		1,735
Total current liabilities	76,145	9,091	-		2,070		87,306
Long-term portion of operating lease liability	44,985	121	-		-		45,106
Long-term portion of finance lease liability	20,498	-	-		-		20,498
Long-term debt	12,000	520	-		(56)		12,464
Long-term deferred revenue	-	1,261	-		-		1,261
Other non-current liabilities	-	2,935	-		-		2,935
Total liabilities	153,628	13,928	-		2,014		169,570
Commitments and contingencies	-	-	-		-		-
Stockholders’ equity
Parent company net investment	102,358	-	-		(102,358)	5(c)	-
Convertible preferred stock	-	3,650	-		-	5(c)	3,650
Common stock	-	37	1	7(a)	106	5(c)	144
Additional paid in capital	-	271,816	14,999	7(a)	51,332	5(c)	338,147
Retained earnings (Accumulated deficit)	-	(269,281)	-		100,272	5(c), 5(d)	(169,009)
Accumulated other comprehensive (loss) income	-	(482)	-		482	5(c)	-
Total Stockholders’ Equity	102,358	5,740	15,000		49,834		172,932
Total liabilities and stockholders’ equity	$255,986	$19,668	$15,000		$51,848		$342,502

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE TWELVE MONTHS ENDED MAY 31, 2025

(in thousands)

	Cloud	Ekso	Financing Adjustments (Note 7)	Note Ref	Business Combination Adjustments (Note 6)	Note Ref	Pro Forma Combined
Revenue	$84,376	$14,651	$-		$-		$99,027
Costs and expenses:
Cost of revenues	115,308	7,103	-		179	6(a)	122,590
Selling, general and administrative	24,813	19,832	-		2,949	5(d), 6(b)	47,594
Gain on sale of assets	(414)	-	-		-		(414)
Total costs and expenses	139,707	26,935	-		3,128		169,770
Operating loss	(55,331)	(12,284)	-		(3,128)		(70,743)
Interest expense, net	17,399	274	-		-		17,673
Unrealized gain on foreign exchange	-	(1,440)	-		-		(1,440)
Other expense, net	-	16	-		-		16
Change in fair value of warrants	-	(49)	-		-		(49)
Net loss before income tax expense	(72,730)	(11,085)	-		(3,128)		(86,943)
Income tax expense	-	-	-		-		-
Net loss	(72,730)	(11,085)	-		(3,128)		(86,943)
Other comprehensive loss	-	(1,222)	-		-		(1,222)
Comprehensive loss	$(72,730)	$(12,307)	$-		$(3,128)		$(88,165)

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE NINE MONTHS ENDED FEBRUARY 28, 2026

(in thousands)

	Cloud	Ekso	Financing Adjustments (Note 7)	Note Ref	Business Combination Adjustments (Note 6)	Note Ref	Pro Forma Combined
Revenue	$53,207	$9,508	$-		$-		$62,715
Costs and expenses:
Cost of revenues	65,618	4,214	-		128	6(a)	69,960
Selling, general and administrative	11,911	16,823	-		675	6(b)	29,409
Loss on sale of assets	598	-	-		-		598
Total costs and expenses	78,127	21,037	-		803		99,967
Operating loss	(24,920)	(11,529)	-		(803)		(37,252)
Interest expense, net	7,897	316	-		-		8,213
Unrealized loss on foreign exchange	-	239	-		-		239
Other expense, net	-	896	-		-		896
Net loss before income tax expense	(32,817)	(12,980)	-		(803)		(46,600)
Income tax expense	-	-	-		-		-
Net loss	(32,817)	(12,980)	-		(803)		(46,600)
Other comprehensive gain	-	201	-		-		201
Comprehensive loss	$(32,817)	$(12,779)	$-		$(803)		$(46,399)

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Note 1 – Description of the Transaction

On February 15, 2026, Ekso entered into the Business Combination with APLD Intermediate, Contributor and Cloud, each a direct or indirect wholly-owned subsidiary of Applied Parent. As part of the transaction, Contributor has transferred 100% of the issued and outstanding equity of Cloud in exchange for 138,216,820 newly issued shares of Common Stock. Immediately following the consummation of the Business Combination, based on the shares outstanding as of May 5, 2026, Ekso legacy securityholders collectively hold approximately 3% of ChronoScale’s outstanding shares of Common Stock and Contributor holds approximately 96% of ChronoScale’s outstanding shares of Common Stock, in each case, without giving effect to the Applied Parent Equity Financing (or approximately 97% taking into account the Applied Parent Equity Financing) and assuming full conversion of the Company’s Series B Preferred Stock (outstanding as of the Closing) and full vesting of outstanding restricted stock units that have vested upon the Closing in accordance with their terms. Upon Closing, Cloud has become a wholly owned subsidiary of Ekso, and Ekso, as the continuing parent company, has been renamed “ChronoScale Corporation.” Legacy Ekso stockholders have retained their existing shares, which represent their ownership in ChronoScale, but did not receive any cash consideration as part of the transaction.

In connection with and as a condition to Closing, Ekso has completed the Applied Parent Equity Financing with Applied Parent, via a private placement of its Common Stock for gross proceeds of $15.75 million. A separate closing condition required Ekso to have at least $15 million in cash and cash equivalents on its balance sheet, inclusive of the net proceeds received from the PIPE Investment (as defined in the Contribution and Exchange Agreement).

Note 2 – Basis of Presentation

The accompanying unaudited pro forma financial information presents the unaudited pro forma statement of operations and unaudited pro forma balance sheet of ChronoScale prepared in accordance with Article 11 of SEC Regulation S-X, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Cloud has historically operated on a fiscal year ending May 31, whereas Ekso has historically operated on a fiscal year ending December 31. In accordance with applicable SEC rules, if the fiscal year end of an acquired entity differs from the acquirer’s fiscal year end by more than 93 days, the acquired entity’s income statement must be brought up within one fiscal quarter of the acquirer’s fiscal year-end. Financial information for Ekso for the twelve months ended June 30, 2025 and for the nine months ended March 31, 2026, has been derived as described below for purposes of the preparation of the unaudited pro forma financial information. The unaudited pro forma statements of operations were prepared using:

●	the historical audited consolidated statement of operations of Cloud for the year ended May 31, 2025; and

●	The historical unaudited condensed combined statement of operations of Ekso for the twelve months ended June 30, 2025 has been derived by starting with the historical audited consolidated statement of operations of Ekso for the year ended December 31, 2024, deducting the historical unaudited condensed consolidated statement of operations for the six months ended June 30, 2024 (to arrive at the historical unaudited condensed consolidated statement of operations for the six months ended December 31, 2024), adding the historical unaudited combined statement of operations for the six months ended June 30, 2025, and then combining both six-month periods to arrive at the twelve months ended June 30, 2025.

	[A]	[B]	[A]+[B]
	Unaudited	Unaudited	Unaudited
(in thousands)	Six Months Ended December 31, 2024	Six Months Ended June 30, 2025	Twelve Months Ended June 30, 2025
Revenue
Device and related	$9,219	$5,432	$14,651
Total revenue	9,219	5,432	14,651

Cost of revenue:
Device and related	4,296	2,807	7,103
Total cost of revenue	4,296	2,807	7,103

Gross profit	4,923	2,625	7,548

Operating expenses:
Sales and marketing	3,644	3,397	7,041
Research and development	1,622	1,839	3,461
General and administrative	4,526	4,804	9,330
Total operating expenses	9,792	10,040	19,832

Loss from operations	(4,869)	(7,415)	(12,284)

Other (expense) income, net:
Interest expense, net	(138)	(136)	(274)
Gain (loss) on revaluation of warrant liabilities	48	1	49
Unrealized (loss) gain on foreign exchange	(525)	1,965	1,440
Other expense, net	(1)	(15)	(16)
Total other (expense) income, net	(616)	1,815	1,199

Net loss	(5,485)	(5,600)	(11,085)
Other comprehensive (loss) income	418	(1,640)	(1,222)
Comprehensive loss	$(5,067)	$(7,240)	$(12,307)

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●	The historical unaudited condensed combined statement of operations of Ekso for the nine months ended March 31, 2026 has been derived by starting with the historical unaudited condensed combined statement of operations for the three months ended September 30, 2025, adding the historical unaudited combined statement of operations for the six months ended March 31, 2026, and then combining both periods to arrive at the nine months ended March 31, 2026.

	[A]	[B]	[A]+[B]
	Unaudited	Unaudited	Unaudited
(in thousands)	Three Months Ended September 30, 2025	Six Months Ended March 31, 2026	Nine Months Ended March 31, 2026
Revenue
Device and related	$4,227	$5,281	$9,508
Total revenue	4,227	5,281	9,508

Cost of revenue:
Device and related	1,678	2,536	4,214
Total cost of revenue	1,678	2,536	4,214

Gross profit	2,549	2,745	5,294

Operating expenses:
Sales and marketing	1,313	4,495	5,808
Research and development	550	1,225	1,775
General and administrative	2,088	7,152	9,240
Total operating expenses	3,951	12,872	16,823

Loss from operations	(1,402)	(10,127)	(11,529)

Other (expense) income, net:
Interest expense, net	18	298	316
Gain (loss) on revaluation of warrant liabilities	-	727	727
Loss on modification of warrant	-	145	145
Unrealized (loss) gain on foreign exchange	(4)	243	239
Other expense, net	5	19	24
Total other (expense) income, net	19	1,432	1,451

Net loss	(1,421)	(11,559)	(12,980)
Other comprehensive (loss) income	(17)	218	201
Comprehensive loss	$(1,438)	$(11,341)	$(12,779)

The Business Combination will be accounted for using the acquisition method of accounting as described in Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”), under which the estimated purchase price will be allocated to Ekso’s assets acquired and liabilities assumed based upon their estimated fair values, utilizing fair value concepts defined in ASC Topic 820, Fair Value Measurement, with any excess recognized as goodwill. Significant judgment is required in determining the preliminary fair values of identified intangible assets, property and equipment, certain other assets and other assumed liabilities. These preliminary valuations of assets acquired, and liabilities assumed are determined using market, income and cost approaches from the perspective of a market participant, which requires estimates and assumptions including, but not limited to, estimating future cash flows in addition to developing the appropriate market discount rates and obtaining available market pricing for comparable assets. Additionally, the final determination of the merger consideration and purchase price allocation, is based on Ekso’s share price and net assets as of May 5, 2026.

Although Ekso is the legal acquirer, the Business Combination is treated as a reverse acquisition under ASC 805, with Cloud identified as the accounting acquirer. This determination is based on evidence that the former owners of Cloud control ChronoScale. The primary indicators of control are that, based on the shares outstanding as of May 5, 2026, the Contributor holds approximately 96% of ChronoScale’s outstanding shares of Common Stock, without giving effect to the Applied Parent Equity Financing (or approximately 97% taking into account the Applied Parent Equity Financing) and assuming full conversion of the Company’s Series B Preferred Stock outstanding as of the Closing and full vesting of outstanding restricted stock units that have vested upon the Closing in accordance with their terms, and has the right to designate a majority of the board of directors (four of seven members), a further indicator that the fair value of Cloud significantly exceeds the fair value of Ekso prior to the Business Combination.

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The historical audited consolidated financial statements of Ekso and the historical audited and unaudited condensed combined financial statements of Cloud and Affiliates are prepared in accordance with U.S. GAAP and are reported in U.S. dollars.

The unaudited pro forma condensed combined balance sheet gives effect to the Transactions as if they had occurred on February 28, 2026 and the unaudited pro forma condensed combined statements of operations and comprehensive loss gives effect to the Transactions as if they had occurred on June 1, 2024.

Note 3 – Purchase price

Pursuant to the Contribution and Exchange Agreement, immediately following the consummation of the Business Combination, based on the shares outstanding as of May 5, 2026, legacy Ekso securityholders collectively hold approximately 3% of ChronoScale’s outstanding shares of Common Stock and Contributor holds approximately 96% of ChronoScale’s outstanding shares of Common Stock, in each case, without giving effect to the Applied Parent Equity Financing and assuming full conversion of the Company’s Series B Preferred Stock outstanding as of the Closing and full vesting of outstanding restricted stock units that have vested upon the Closing in accordance with their terms. The estimated preliminary purchase price, which represents the consideration transferred to Ekso’s security holders in this reverse acquisition, is calculated based on the number of equity interests Cloud would have had to issue to give Ekso the same percentage equity interest in ChronoScale that results from the reverse acquisition. The accompanying unaudited pro forma condensed combined financial information reflects an estimated purchase price of approximately $57.6 million, consisting of equity consideration to the Company’s legacy securityholders. This amount reflects the value of approximately 4,358,799 shares of common stock Cloud would have had to issue to Ekso securityholders at Closing pursuant to the Contribution and Exchange Agreement based on Ekso’s closing share price of $13.22 on Nasdaq on May 5, 2026.

The following table presents the preliminary estimate of the fair value of the consideration transferred for the Transactions:

(in thousands, except per share information)	Estimated total purchase price
Common Stock Issued	3,565
Convertible Preferred Stock Issued	712
Assumed Restricted Stock Units	82
Total shares and related equity awards outstanding as of the Merger Date	4,359

Assumed Ekso’s closing share price	$13.22
Total Consideration Transferred	$57,623

The preliminary value of the consideration does not purport to represent the actual value of the total purchase price that was received by the Ekso securityholders when the Business Combination was completed.

Note 4 – Preliminary Fair Values of Assets Acquired and Liabilities Assumed

The following table presents our preliminary estimates of the fair values of the assets acquired, liabilities assumed and noncontrolling interests. Our preliminary estimates are based on the information that was available as of the date of this information statement.

(in thousands)	Estimated Fair Value as of February 28, 2026
Assets acquired
Cash and cash equivalents	$3,993
Accounts receivable, net of allowance for doubtful accounts	4,537
Inventory	4,649
Prepaid expenses	874
Property and equipment, net	1,115
Operating lease right-of-use assets, net	343
Intangible assets, net	9,800
Other assets	308
Total assets acquired	25,619
Liabilities assumed
Accounts payable	2,109
Accrued expenses	1,723
Deferred revenues	1,583
Operating lease liabilities	351
Other current liabilities	-
Debt (exc. Finance Lease Liabilities), current	3,346
Deferred revenues non-current	1,261
Debt (exc. Finance Lease Liabilities), non-current	464
Operating lease liabilities, non-current	121
Other non-current liabilities	2,935
Total liabilities assumed	13,893
Net assets acquired	11,726
Total consideration transferred	57,623
Goodwill	$45,897

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The preliminary purchase price allocation is based on a preliminary assessment of the fair values of the assets acquired and liabilities assumed as of February 28, 2026.

Note 5 – Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

a.	Represents the elimination of $431 thousand of existing Ekso goodwill and the recognition of $45.8 million of goodwill arising from the Business Combination. Goodwill is calculated as the difference between the preliminary estimated purchase price and the fair values assigned to the identifiable tangible and intangible assets acquired and liabilities assumed of Ekso. Goodwill recorded in connection with the acquisition is not deductible for income tax purposes.

b.	Represents the recognition of $6.3 million in identifiable intangible assets attributable to the Business Combination. The preliminary valuation affirms the continuing value of the existing $3.5 million intangible assets, resulting in a total of $9.8 million as follows:

(in thousands, except useful lives)	Estimated useful life	Estimated Fair Value
Trade names	7 years	$3,500
Developed technology	7 years	6,300
Total intangible assets acquired		$9,800

The recognition of additional identifiable intangible results in additional deferred tax liability of approximately $1.5 million, calculated using a combined estimated U.S. federal and state statutory tax rate of 25%. This rate is subject to change when Ekso performs a complete tax analysis after the Transactions are completed. Ekso maintains a full valuation allowance against its deferred tax assets and, after giving effect to these pro forma adjustments, continues to have a net deferred tax asset position fully offset by a valuation allowance. Therefore, the pro forma adjustments result in no net impact to income tax expense for the periods presented.

c.	Represents adjustments to equity including the following:

●	Elimination of Ekso’s historical securityholders’ equity of $8.6 million;
●	Reclassification of Cloud’s parent company net investment of $(102.4) million, of which $(169.0) million is reclassified to Retained earnings, being Cloud’s historical accumulated deficit, with the balance of $269.3 million reclassified to Additional paid-in capital; and
●	Recording estimated purchase consideration of $57.6 million, of which $143 thousand is included in Common stock as par value of 142,575,619 shares outstanding (4,358,799 issued to Ekso’s former securityholders and 138,216,820 issued to Cloud in the business combination) of ChronoScale at a par value of $0.001 per share, with the balance of $51 million included in Additional paid-in capital and $3.6 million included in Convertible preferred stock.

d.	Represents the accrual of Cloud non-recurring transaction costs of $2.0 million related to the Business Combination including fees to be paid for financial advisors, legal services, and professional accounting services.

Note 6 – Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Loss

a.	Reflects the reversal of $321 thousand and $247 thousand in historical intangible assets amortization for the year ended May 31, 2025 and the nine months ended February 28, 2026, respectively, and the recognition of $500 thousand and $375 thousand in new amortization expense related to trade names identified as part of the estimated purchase price allocation for the same periods. A 10% change in the valuation of trade names would cause a corresponding increase or decrease in the annual amortization expense of approximately $50 thousand.

b.	Reflects the recognition of $900 thousand and $675 thousand in new amortization expense related to developed technology identified as part of the estimated purchase price allocation for the year ended May 31, 2025 and the nine months ended February 28, 2026, respectively. A 10% change in the valuation of developed technology would cause a corresponding increase or decrease in the annual amortization expense of approximately $90 thousand.

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c.	Reflects an increase in the weighted average shares outstanding for the period, after accounting for the issuance of;

●	138,216,820 shares of Common Stock to Cloud,
●	1,311,407 shares related to the Applied Parent Equity Financing, and
●	81,723 shares for conversion of Restricted Stock Units to Common Stock.

The pro forma basic and diluted loss per share is calculated as follows:

(in thousands, except per share information)	Twelve months ended May 31, 2025	Nine Months ended February 28, 2026
Numerator:
Pro forma net loss applicable to common stockholders	$(88,165)	$(46,399)
Adjustment for deemed dividend(1)	-	-
Pro forma adjusted net loss used for basic and diluted calculation	$(88,165)	$(46,399)

Denominator:
Weighted-average number of common shares, basic and diluted(2)	143,887	143,887

Net loss per share applicable to common shareholders, basic and diluted	$(0.61)	$(0.32)

(1)	Deemed dividend represents Ekso’s incremental fair value of the Inducement Warrant over the gross proceeds received, which reduces income available to common stockholders used for the basic and diluted net loss per common share calculation.
(2)	Warrants for potential shares of common stock were excluded from the calculation of diluted pro forma net loss per common share because to do so would be anti-dilutive as of the end of the period presented.

Note 7 – Applied Parent Equity Financing Adjustments

Represents receipt of $15.75 million in gross proceeds, net of $750 thousand in offering costs, from the Applied Parent Equity Financing. In this private placement, which closed concurrently with the Business Combination on May 5, 2026, Ekso issued additional shares of its Common Stock to Applied Parent at a price of $12.01 per share, the closing share price on April 30, 2026, which is the market price of the Ekso shares at Closing, which resulted in the issuance by Ekso of 1,311,407 shares of Common Stock in the Applied Parent Equity Financing.

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